EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ParkerVision, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-197741, Registration No. 333-178064, Registration No. 333-214596, Registration No. 333-226784,  Registration No. 333-237761, Registration No. 333-261231, and Registration No. 333-272485) of ParkerVision, Inc. of our report dated March 24, 2025, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Frazier & Deeter, LLC

March 24, 2025